Exhibit 99.1

Health Catalyst Reports Second Quarter 2024 Results

SALT LAKE CITY, UT, August 7, 2024 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended June 30, 2024.

“For the second quarter of 2024, I am pleased by our strong financial results, including total revenue of $75.9 million and Adjusted EBITDA of $7.5 million, with these results exceeding the mid-point of our quarterly guidance on each metric. I am also pleased with our bookings performance through Q2 2024, especially as it relates to our net new Platform Subscription Clients. In the first half of 2024 we signed more net new Platform Subscription Clients than in all of 2023, and our updated expectations of low-20s net new Platform Subscription Clients would represent the strongest year in the company’s history for this metric.” said Dan Burton, CEO of Health Catalyst.

Financial Highlights for the Three Months Ended June 30, 2024

Key Financial Metrics

	Three Months Ended June 30,		Year over Year Change
	2024	2023
GAAP Financial Measures:	(in thousands, except percentages, unaudited)
Total revenue	$75,902	$73,213	4%
Gross profit	$28,806	$26,603	8%
Gross margin	38%	36%
Net loss	$(13,516)	$(32,613)	59%
Non-GAAP Financial Measures:(1)
Adjusted Gross Profit	$37,803	$36,423	4%
Adjusted Gross Margin	50%	50%
Adjusted EBITDA	$7,522	$3,513	114%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook
Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the third quarter of 2024, we expect:
•Total revenue between $74.5 million and $77.5 million, and
•Adjusted EBITDA between $6.0 million and $8.0 million
For the full year of 2024, we expect:
•Total revenue between $304.0 million and $312.0 million, and
•Adjusted EBITDA between $24.0 million and $26.0 million
We have not provided forward-looking guidance for net loss, the most directly comparable GAAP measure, to Adjusted EBITDA, and therefore have not reconciled guidance for Adjusted EBITDA to net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details
We will host a conference call to review the results today, Wednesday, August 7, 2024, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800) 267-6316 for U.S. participants, or (203) 518-9783 for international participants, and referencing conference ID “HCATQ224.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its clients leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our and our CEO's social media accounts, in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the third quarter and full year 2024. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners; (v) the impact of the challenging macroeconomic environment (including high inflationary and/or high interest rate environments) on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 expected to be filed with the SEC on or about August 7, 2024 and the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 22, 2024. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of June 30,	As of December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$201,895	$106,276
Short-term investments	106,361	211,452
Accounts receivable, net	54,898	60,290
Prepaid expenses and other assets	12,913	15,379
Total current assets	376,067	393,397
Property and equipment, net	25,555	25,712
Intangible assets, net	66,763	73,384
Operating lease right-of-use assets	11,627	13,927
Goodwill	206,295	190,652
Other assets	5,413	4,742
Total assets	$691,720	$701,814
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,599	$6,641
Accrued liabilities	18,048	23,282
Deferred revenue	56,355	55,753
Operating lease liabilities	3,335	3,358
Contingent consideration liabilities	894	—
Convertible senior notes, net	228,793	—
Total current liabilities	318,024	89,034
Convertible senior notes, net of current portion	—	228,034
Deferred revenue, net of current portion	51	77
Operating lease liabilities, net of current portion	16,540	17,676
Other liabilities	103	74
Total liabilities	334,718	334,895

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value per share, and additional paid-in capital; 500,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 60,075,178 and 58,295,491 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1,508,437	1,484,056
Accumulated deficit	(1,151,273)	(1,117,170)
Accumulated other comprehensive income (loss)	(162)	33
Total stockholders’ equity	357,002	366,919
Total liabilities and stockholders’ equity	$691,720	$701,814

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Revenue:
Technology	$47,635	$47,324	$94,601	$94,510
Professional services	28,267	25,889	56,024	52,571
Total revenue	75,902	73,213	150,625	147,081
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)(3)	16,067	15,859	31,382	30,586
Professional services(1)(2)(3)	23,993	23,579	47,195	47,156
Total cost of revenue, excluding depreciation and amortization	40,060	39,438	78,577	77,742
Operating expenses:
Sales and marketing(1)(2)(3)	12,745	16,397	31,803	34,966
Research and development(1)(2)(3)	13,884	17,590	28,755	34,672
General and administrative(1)(2)(3)(4)(5)	14,363	23,671	28,927	47,504
Depreciation and amortization	10,657	10,735	21,182	21,729
Total operating expenses	51,649	68,393	110,667	138,871
Loss from operations	(15,807)	(34,618)	(38,619)	(69,532)
Interest and other income, net	2,361	2,090	4,699	3,883
Loss before income taxes	(13,446)	(32,528)	(33,920)	(65,649)
Income tax provision	70	85	183	154
Net loss	$(13,516)	$(32,613)	$(34,103)	$(65,803)
Net loss per share, basic and diluted	$(0.23)	$(0.58)	$(0.58)	$(1.18)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	59,304	55,977	58,948	55,732
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$391	$495	$756	$911
Professional services	1,349	1,981	2,681	3,755
Sales and marketing	2,452	5,458	6,442	10,900
Research and development	1,676	3,077	3,520	5,750
General and administrative	3,098	3,618	6,405	7,197
Total	$8,966	$14,629	$19,804	$28,513

(2)    Includes acquisition-related costs (benefit), net, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Acquisition-related costs (benefit), net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$104	$71	$169	$142
Professional services	117	101	208	202
Sales and marketing	523	101	587	202
Research and development	228	195	430	389
General and administrative	2,459	27	2,850	41
Total	$3,431	$495	$4,244	$976

(3)    Includes restructuring costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Restructuring costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—	$79	$12
Professional services	—	—	181	434
Sales and marketing	—	—	449	1,205
Research and development	—	—	443	286
General and administrative	275	—	936	118
Total	$275	$—	$2,088	$2,055

(4)    Includes litigation costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Litigation costs:	(in thousands)		(in thousands)
General and administrative	$—	$9,591	$—	$21,255
Total	$—	$9,591	$—	$21,255

(5)    Includes non-recurring lease-related charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Non-recurring lease-related charges:	(in thousands)		(in thousands)
General and administrative	$—	$2,681	$2,200	$2,681
Total	$—	$2,681	$2,200	$2,681

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(34,103)	$(65,803)
Adjustments to reconcile to net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	19,804	28,513
Depreciation and amortization	21,182	21,729
Impairment of long-lived assets	2,200	2,681
Non-cash operating lease expense	1,434	1,537
Amortization of debt discount and issuance costs	759	754
Investment discount and premium accretion	(3,148)	(3,999)
Provision for expected credit losses	3,438	1,527
Deferred tax provision	16	4
Other	12	31
Change in operating assets and liabilities:
Accounts receivable, net	2,047	(5,936)
Prepaid expenses and other assets	1,922	321
Accounts payable, accrued liabilities, and other liabilities	(2,380)	(1,295)
Deferred revenue	501	4,554
Operating lease liabilities	(1,806)	(1,772)
Net cash provided by (used in) operating activities	11,878	(17,154)

Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	158,200	188,600
Purchase of short-term investments	(50,197)	(165,188)
Acquisition of businesses, net of cash acquired	(18,659)	—
Capitalization of internal-use software	(6,287)	(6,389)
Purchase of intangible assets	(365)	(968)
Purchases of property and equipment	(498)	(832)
Proceeds from the sale of property and equipment	7	11
Net cash provided by investing activities	82,201	15,234

Cash flows from financing activities
Proceeds from employee stock purchase plan	1,431	2,206
Proceeds from exercise of stock options	130	897
Repurchase of common stock	—	(1,808)
Net cash provided by financing activities	1,561	1,295
Effect of exchange rate changes on cash and cash equivalents	(21)	2
Net increase (decrease) in cash and cash equivalents	95,619	(623)

Cash and cash equivalents at beginning of period	106,276	116,312
Cash and cash equivalents at end of period	$201,895	$115,689

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Gross profit is a GAAP financial measure that is calculated as revenue less cost of revenue, including depreciation and amortization of capitalized software development costs and acquired technology. We calculate gross margin as gross profit divided by our revenue. Adjusted Gross Profit is a non-GAAP financial measure that we define as gross profit, adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, and (iv) restructuring costs, as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses, as well as certain other non-recurring operating expenses, and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses.
We present both of these measures for our technology and professional services business. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall profitability.

The following is a calculation of our gross profit and gross margin and a reconciliation of gross profit and gross margin to our Adjusted Gross Profit and Adjusted Gross Margin in total and for technology and professional services for the three months ended June 30, 2024 and 2023:

	Three Months Ended June 30, 2024
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$47,635	$28,267	$75,902
Cost of revenue, excluding depreciation and amortization	(16,067)	(23,993)	(40,060)
Amortization of intangible assets, cost of revenue	(4,583)	—	(4,583)
Depreciation of property and equipment, cost of revenue	(2,453)	—	(2,453)
Gross profit	24,532	4,274	28,806
Gross margin	51%	15%	38%
Add:
Amortization of intangible assets, cost of revenue	4,583	—	4,583
Depreciation of property and equipment, cost of revenue	2,453	—	2,453
Stock-based compensation	391	1,349	1,740
Acquisition-related costs, net(1)	104	117	221
Adjusted Gross Profit	$32,063	$5,740	$37,803
Adjusted Gross Margin	67%	20%	50%
___________________
(1)Acquisition-related costs, net include deferred retention expenses attributable to the Carevive, ARMUS, and KPI Ninja acquisitions.

	Three Months Ended June 30, 2023
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$47,324	$25,889	$73,213
Cost of revenue, excluding depreciation and amortization	(15,859)	(23,579)	(39,438)
Amortization of intangible assets, cost of revenue	(4,875)	—	(4,875)
Depreciation of property and equipment, cost of revenue	(2,297)	—	(2,297)
Gross profit	24,293	2,310	26,603
Gross margin	51%	9%	36%
Add:
Amortization of intangible assets, cost of revenue	4,875	—	4,875
Depreciation of property and equipment, cost of revenue	2,297	—	2,297
Stock-based compensation	495	1,981	2,476
Acquisition-related costs, net(1)	71	101	172
Adjusted Gross Profit	$32,031	$4,392	$36,423
Adjusted Gross Margin	68%	17%	50%
___________________
(1)Acquisition-related costs, net include deferred retention expenses attributable to the ARMUS and KPI Ninja acquisitions.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other (income) expense, net, (ii) income tax provision, (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, (vi) litigation costs, (vii) restructuring costs, and (viii) non-recurring lease-related charges. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding restructuring costs, litigation costs and non-recurring lease-related charges allows for more meaningful comparisons between operating results from period to period as these are separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended June 30, 2024 and 2023:

	Three Months Ended June 30,
	2024	2023
	(in thousands)
Net loss	$(13,516)	$(32,613)
Add:
Interest and other (income) expense, net	(2,361)	(2,090)
Income tax provision	70	85
Depreciation and amortization	10,657	10,735
Stock-based compensation	8,966	14,629
Acquisition-related costs, net(1)	3,431	495
Litigation costs(2)	—	9,591
Restructuring costs(3)	275	—
Non-recurring lease-related charges(4)	—	2,681
Adjusted EBITDA	$7,522	$3,513
__________________
(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses and post-acquisition restructuring costs incurred as part of business combinations.
(2)Litigation costs include costs related to litigation that are outside the ordinary course of our business. For additional details, refer to Note 15 in our condensed consolidated financial statements.
(3)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.
(4)Non-recurring lease-related charges include the lease-related impairment charge related to our corporate office space designated for subleasing. For additional details, refer to Note 9 in our condensed consolidated financial statements.

Adjusted Net Income and Adjusted Net Income Per Share

Adjusted Net Income is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) restructuring costs, (iv) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities, (v) litigation costs, (vi) non-recurring lease-related charges, and (vii) non-cash interest expense related to our convertible senior notes. We believe Adjusted Net Income provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

	Three Months Ended June 30,
	2024	2023
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(13,516)	$(32,613)
Add:
Stock-based compensation	8,966	14,629
Amortization of acquired intangibles	7,535	7,549
Restructuring costs(1)	275	—
Acquisition-related costs, net(2)	3,431	495
Litigation costs(3)	—	9,591
Non-recurring lease-related charges(4)	—	2,681
Non-cash interest expense related to convertible senior notes	380	377
Adjusted Net Income	$7,071	$2,709
Denominator:
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted, and Adjusted Net Income per share, basic	59,303,791	55,976,870
Non-GAAP dilutive effect of stock-based awards	165,226	731,945
Non-GAAP weighted-average shares outstanding used in calculating Adjusted Net Income per share, diluted	59,469,017	56,708,815

Net loss per share, basic and diluted	$(0.23)	$(0.58)
Adjusted Net Income per share, basic	$0.12	$0.05
Adjusted Net Income per share, diluted	$0.12	$0.05
______________
(1)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.
(2)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments.
(3)Litigation costs include costs related to litigation that are outside the ordinary course of our business. For additional details, refer to Note 15 in our condensed consolidated financial statements.
(4)Non-recurring lease-related charges include the lease-related impairment charge related to our corporate office space designated for subleasing. For additional details, refer to Note 9 in our condensed consolidated financial statements.

Health Catalyst Investor Relations Contact:
Jack Knight
Vice President, Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Tarah Neujahr Bryan
Chief Marketing Officer
media@healthcatalyst.com